As filed with the Securities and Exchange Commission on July 6, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hutchison China MediTech Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

22/F, Hutchison House 10 Harcourt Road, Hong Kong	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

2005 Share Option Scheme

2015 Share Option Scheme

Long-Term Incentive Scheme

(Full title of the plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

Telephone: 212-750-6474

(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Paul W. Boltz, Jr. Ropes & Gray 41st Floor, One Exchange Square 8 Connaught Place Hong Kong Telephone: +852 3664 6488	Christian Hogg Chief Executive Officer Hutchison China MediTech Limited Room 2108, 21/F, Hutchison House 10 Harcourt Road Hong Kong Telephone: +852 2121 8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definition of “accelerated filer”, “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, $1.00 par value per share(2)
- 2005 Share Option Scheme	402,391 shares	(3)	$7.29	(4)	$2,933,430.39	$295.40
- 2015 Share Option Scheme	1,000,000 shares	(5)	$26.39	(6)	$26,390,000.00	$2,657.47
- Long-Term Incentive Scheme	2,664,998 shares	(7)	$26.39	(6)	$70,329,297.22	$7,082.16
TOTAL	4,067,389 shares		—		$99,652,727.61	$10,035.03

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional ordinary shares, par value $1.00 per share (the “Ordinary Shares”) of Hutchison China MediTech Limited (the “Company” or “Registrant”), which may be offered and issued under the Registrant’s 2005 Share Option Scheme (the “2005 Scheme”), the Registrant’s 2015 Share Option Scheme (the “2015 Scheme) and the Registrant’s Long-Term Incentive Scheme (the “LTIP”) to prevent dilution from stock splits, stock dividends or similar transactions.

(2)

These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents one-half of one Ordinary Share. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on From F-6 (File No. 333-209930).

(3)	Represents Ordinary Shares issuable pursuant to options outstanding under the 2005 Scheme.

(4)

Estimated in accordance with Rule 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee. The price of $7.29 per share represents the weighted average of the exercise prices for outstanding options under the 2005 Plan, assuming an exchange rate of £1.00 to $1.36, the noon buying rate on June 24, 2016 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board.

(5)	Represents Ordinary Shares issuable pursuant to options to be granted under the 2015 Scheme.

(6)

Estimated in accordance with Rules 457(c) and 457(h)(1) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Ordinary Shares as reported by the Nasdaq Global Select Market on July 5, 2016 (each ADS represents one-half of one Ordinary Share).

(7)

Represents Ordinary Shares reserved for issuance under the Registrant’s LTIP. As more fully explained in the explanatory note below, the Ordinary Shares being registered under the LTIP represent Ordinary Shares purchased on the market for subsequent delivery to participants under the LTIP.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant relating in part to 1,402,391 Ordinary Shares to be offered and sold under the Registrant’s 2005 Scheme and 2015 Scheme. This Registration Statement also relates to 2,664,998 Ordinary Shares to be offered and sold under the Registrant’s LTIP.  All shares registered hereunder in connection with the LTIP are not newly issued shares but, rather, represent shares that will be purchased in the open market by a trustee and delivered to participants pursuant to the terms of the LTIP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity incentive plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Registrant hereby incorporates the following documents herein by reference:

(a)                                 the Registrant’s prospectus dated March 16, 2016 filed with the Commission on March 18, 2016 pursuant to Rule 424(b)(4) of the Securities Act, which includes audited financial statements for the year ended December 31, 2015; and

(b)                                 the description of the Registrant’s Ordinary Shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-37710) pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) filed with the Commission on March 4, 2016, including any amendment and report subsequently filed for purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Article 171 of the Registrant’s articles of association provides that the Registrant shall indemnify each of its directors and officers against all actions, costs, charges, losses, damages and expenses incurred or sustained by such persons in their capacity as such, except through their own fraud or dishonesty.

In addition, the Registrant has entered, and intends to continue to enter into, indemnification agreements, substantially in the form filed as Exhibit 10.25 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-207447) (the “Form F-1”), with its directors and officers to indemnify such persons in connection with claims made by reason of their being such a director or officer.

The Registrant currently carries liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Item 9.  Undertakings

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                 that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 6, 2016.

HUTCHISON CHINA MEDITECH LIMITED

By:	/s/ Christian Hogg
Name: Christian Hogg
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christian Hogg and Johnny Cheng, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them singly, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christian Hogg	Chief Executive Officer, Director	July 6, 2016
Christian Hogg	(principal executive officer)

/s/ Johnny Cheng	Chief Financial Officer, Director	July 6, 2016
Johnny Cheng	(principal financial and accounting officer)

/s/ Simon To	Chairman of the Board of Directors	July 6, 2016
Simon To

/s/ Shigeru Endo	Director	July 6, 2016
Shigeru Endo

/s/ Michael Howell	Director	July 6, 2016
Michael Howell

Signature	Title	Date

/s/ Christopher Huang, Ph.D.	Director	July 6, 2016
Christopher Huang, Ph.D.

/s/ Christopher Nash	Director	July 6, 2016
Christopher Nash

/s/ Christian Salbaing	Director	July 6, 2016
Christian Salbaing

/s/ Edith Shih	Director	July 6, 2016
Edith Shih

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Hutchison China MediTech Limited, has signed this registration statement or amendment thereto in New York, NY on July 6, 2016.

Law Debenture Corporate Services Inc.
(Authorized U.S. Representative)

By:	/s/ Giselle Manon
Name: Giselle Manon
Title: Service of Process Officer

EXHIBIT INDEX

Exhibit	Description

3.1

Memorandum and articles of association of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on October 16, 2015).

4.1

Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.3 to Amendment No. 2 to the Registrant’s registration statement on From F-1 (File No. 333-207447) filed with the Commission on February 11, 2016).

4.2

Specimen American depositary receipt of the Registrant (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on March 4, 2016).

4.3

Form of Deposit Agreement among the Registrant, the depositary and holders and beneficial owners of American depositary receipts (incorporated herein by reference to Exhibit 4.1 to Amendment No. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on March 4, 2016).

5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered.

10.1	2005 Share Option Scheme (incorporated herein by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on October 16, 2015).

10.2	2015 Share Option Scheme (incorporated herein by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on October 16, 2015).

10.3

Long-Term Incentive Scheme (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1 (File No. 333-207447) filed with the Commission on October 16, 2015).

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers, an independent registered accounting firm, regarding the consolidated financial statements of Hutchison China MediTech Limited.

23.3	Consent of PricewaterhouseCoopers, an independent registered accounting firm, regarding the consolidated financial statements of Nutrition Science Partners Limited.

23.4	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, regarding the consolidated financial statements of Shanghai Hutchison Pharmaceuticals Limited.

23.5	Consent of PricewaterhouseCoopers Zhong Tian LLP, independent accountants, regarding the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited.

24.1	Power of attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).